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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (date of earliest event reported) April 25, 2003

                          Commission file number Q4823

                             ACME UNITED CORPORATION
             (Exact name of registrant as specified in its charter)
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          CONNECTICUT                                            06-0236700
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

1931 BLACK ROCK TURNPIKE, Fairfield, Connecticut                   06825
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (203) 332-7330

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing
requirements for the past 90 days. Yes | X |   No |   |

Registrant had 3,373,251 shares outstanding as of April 25, 2003 of its $2.50 par value Common Stock.


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ACME UNITED CORPORATION

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       Item 9. Regulation FD Disclosure............................   3
       Signatures..................................................   7


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ACME UNITED CORPORATION

Item 9. Regulation FD Disclosure - This disclosure is being furnished under Item 12, "Disclosure of Results of Operations and Financial Condition"



ACME UNITED CORPORATION ANNOUNCES FIRST QUARTER EARNINGS

FAIRFIELD, CONN. - April 25, 2003 - Acme United Corporation (ASE:ACU) today announced net income of $78,000 or $.02 per diluted share for the first quarter ending March 31, 2003 compared to $122,000 or $.03 per share for the comparable period last year.

         Net sales for the quarter ending March 31, 2003 were $7.2 million compared to $6.8 million in 2002, an increase of 6%. Net sales in the U.S. increased 13% due to the successful launch of new products. International sales decreased by 10% due to discontinued product lines in the UK and Germany.

         Gross margins increased to 40% in the first quarter of 2003 versus 32% in the comparable period last year due to new product sales and improved productivity.

         Income before income taxes was $352,000 in the first quarter of 2003 compared with $137,000 in the first quarter of 2002, an increase of $215,000. Pretax income for North America was $730,000 compared to $312,000 in 2002. The European operations lost $378,000 including a one-time expense of $175,000 for settlement of a lawsuit in April 2003. The pretax loss in Europe for the first quarter of 2002 was $175,000.

         Income tax expense for the first quarter 2003 was $274,000 compared to $15,000 in the first quarter of 2002, a $259,000 increase. In 2002 the Company recognized a significant one-time income tax benefit associated with liquidating its UK business. Consolidated income before taxes for the first quarter 2003 included the losses in Europe, which has resulted in a high effective income tax rate.

         The Company's balance sheet on March 31, 2003 was stronger than at the same time last year. Total inventory was reduced to $7.2 million from $8.3 million. Total debt less cash was $4.7 million compared to $6.7 million on March 31, 2002.

         Walter C. Johnsen, President and CEO said, "The first quarter of 2003 showed good business progress. Our net sales and gross margin increases were the result of investments made during the past several years to develop patented new products. Acme has a three-year pipeline of innovative cutting, measuring, and safety items in various stages of planning and development, and we anticipate seeing their impact during the coming months and years.

         "The improved balance sheet provides flexibility to take advantage of market and competitive opportunities. Total net debt declined $2.0 million from the first quarter 2002, which represents a reduction of $.57 per share in the past 12 months. We expect to continue to generate free cash flow during the year."


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         ACME UNITED CORPORATION is a specialized supplier of cutting devices, measuring instruments, and safety products for school, home, and office use.

         Forward-looking statements in this report, including without limitation, statements related to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.


                                     # # #


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                             ACME UNITED CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                            FIRST QUARTER REPORT 2003

                                                 Quarter Ended     Quarter Ended
                                                March 31, 2003    March 31, 2002
Amounts in $000's except per share data            (Unaudited)       (Unaudited)
--------------------------------------------------------------------------------

Net Sales                                              $ 7,189           $ 6,755

Pre-Tax Income                                             352               137

Net Income                                                  78               122

Earnings Per Share Basic                                  0.02              0.03

Earnings Per Share Diluted                                0.02              0.03


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                             ACME UNITED CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            FIRST QUARTER REPORT 2003
                                   (Unaudited)

Amounts in $000's
-----------------

Assets                                       March 31, 2003      March 31, 2002
------                                       ----------------------------------

Current Assets:
     Cash                                          $    789            $    127
     Accounts Receivable, Net                         6,059               7,278
     Inventories                                      7,212               8,348
     Prepaid and Other current Assets                 1,030               1,205
                                             ----------------------------------
Total Current Assets                                 15,090              16,958

     Property and Equipment, Net                      2,269               2,267
     Other Assets                                       401               1,419
                                             ----------------------------------
Total Assets                                       $ 17,760            $ 20,644
                                             ==================================

Liabilities and Stockholders Equity
Current Liabilities
     Notes Payable                                 $      -            $    437
     Accounts Payable                                 1,206               1,506
     Other Current Liabilities                        1,587               2,556
     Current Portion of Long Term Debt                3,397               6,151
                                             ----------------------------------
Total Current Liabilities                             6,190              10,650
Long-Term debt                                        2,061                 283
Other Non Current Liabilities                           732                 922
                                             ----------------------------------
                                                      8,983              11,855
Total Stockholders Equity                             8,777               8,789
                                             ----------------------------------
Total Liabilities and Stockholders Equity          $ 17,760            $ 20,644
                                             ==================================


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



ACME UNITED CORPORATION

By          /s/ WALTER C. JOHNSEN
         ------------------------------
                Walter C. Johnsen
                 President and
             Chief Executive Officer

Dated:  April 25, 2003



By          /s/ PAUL G. DRISCOLL
         ------------------------------
                Paul G. Driscoll
               Vice President and
             Chief Financial Officer

Dated:  April 25, 2003


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